UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 21, 2014

____________________________

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
5435 Balboa Boulevard, Suite 202 Encino, CA 91316 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on November 21, 2014. At the annual meeting, there were 17,862,742 shares of the Registrant’s common stock entitled to vote, and 16,786,381 (94%) were represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s shareholders for action at the annual meeting:

1. Proposal to elect five members of the Registrant’s Board of Directors.

Director	For	Withheld
Peter Derycz	11,778,656	143,982
Paul Kessler	11,778,656	143,982
Merrill McPeak	11,775,356	147,282
Scott Ogilvie	11,481,806	440,832
Janice Peterson	11,778,356	144,282
Gregory Suess	11,481,806	440,832

2. Proposal to ratify the appointment of Weinberg & Company, P.A. as the Company’s independent accountants for the year ending June 30, 2015.

For	Against	Abstain
16,661,654	13,143	111,584

3. Proposal to approve an amendment to the Research Solutions, Inc. 2007 Equity Compensation Plan, as amended, to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 3,000,000 to 5,000,000.

For	Against	Abstain	Broker Non-Votes
10,198,140	1,717,823	6,675	4,863,743

4. Proposal to hold a non-binding advisory vote approving the following resolution endorsing the Registrant’s executive compensation: “RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company`s proxy statement for the Annual Meeting.”

For	Against	Abstain	Broker Non-Votes
10,312,675	1,601,838	8,125	4,863,743

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: November 24, 2014	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer